Exhibit 99.2
Supplemental non-GAAP information

GAAP to non-GAAP Earnings Per Share Reconciliation

	13 weeks ended				13 weeks ended
	December 25, 2021				December 26, 2020
(In millions, except per share amounts)	GAAP Amounts	Adjustments		Non-GAAP Amounts	GAAP Amounts	Adjustments		Non-GAAP Amounts
Net sales	$394.9	$—		$394.9	$448.3	$—		$448.3
Cost of products sold	154.0	(1.5)	a)	152.5	142.7	(3.2)	a)	139.5
Gross profit	240.9	1.5		242.4	305.6	3.2		308.8
Gross margin percentage	61.0%			61.4%	68.2%			68.9%

Selling, general and administrative expense	206.7	(0.7)	a), b)	206.0	231.8	(1.2)	a), b)	230.6
Selling, general and administrative expense as percentage of net sales	52.3%			52.2%	51.7%			51.4%
Re-engineering charges	5.1	(5.1)	c)	—	5.6	(5.6)	c)	—
(Gain) loss on disposal of assets	(23.4)	23.4	c)	—	(32.8)	32.8	c)	—
Impairment expense	8.1	(8.1)	c)	—	—	—		—
Operating income (loss)	44.4	(8.0)		36.4	101.0	(22.8)		78.2
Operating income as percentage of net sales	11.2%			9.2%	22.5%			17.4%

(Gain) Loss on debt extinguishment	11.8	(11.8)		—	9.6	(9.6)	c)	—
Interest expense	5.5	—		5.5	8.1	—		8.1
Interest income	(0.2)	—		(0.2)	(0.5)	—		(0.5)
Other (income) expense, net	(2.5)	—		(2.5)	(1.2)	(0.6)		(1.8)
Income (loss) from continuing operations before income taxes	29.8	3.8		33.6	85.0	(12.6)		72.4

Provision (benefit) for income taxes	10.4	3.1	d)	13.5	57.2	3.4	d)	60.6
Income from continuing operations	$19.4	$0.7		$20.1	$27.8	$(16.0)		$11.8
Net income as percentage of net sales	4.9%			5.1%	6.2%			2.6%

Basic earnings (loss) from continuing operations - per share	$0.40	$0.01		$0.41	$0.57	$(0.33)		$0.24
Diluted earnings (loss) from continuing operations - per share	$0.37	$0.01		$0.38	$0.52	$(0.30)		$0.22

Basic weighted-average shares	48.9				49.2
Diluted weighted-average shares	52.3				53.6

Exhibit 99.2
a.This adjustments is related to the foreign currency impact and inventory write-offs for Argentina and Venezuela.
b.This adjustment is related to the pension settlement costs, amortization, consultant fees, software licensing, and litigation fees. The 2020 adjustment also includes CEO transition costs.
c.The adjustment amount equals the GAAP amounts for continuing operations
d.The adjustment represents the net tax impact of adjusted amounts.

Exhibit 99.2

	52 weeks ended				52 weeks ended
	December 25, 2021				December 26, 2020
(In millions, except per share amounts)	GAAP Amounts	Adjustments		Non-GAAP Amounts	GAAP Amounts	Adjustments		Non-GAAP Amounts
Net sales	$1,602.3	$—		$1,602.3	$1,557.8	$—		$1,557.8
Cost of products sold	534.0	(2.9)	a)	531.1	504.8	(4.8)	a)	500.0
Gross profit	1,068.3	2.9		1,071.2	1,053.0	4.8		1,057.8
Gross margin percentage	66.7%			66.9%	67.6%			67.9%

Selling, general and administrative expense	827.2	(7.9)	a), b)	819.3	840.4	(18.7)	a), b)	821.7
Selling, general and administrative expense as percentage of net sales	51.6%			51.1%	53.9%			52.7%
Re-engineering charges	14.8	(14.8)	c)	—	35.3	(35.3)	c)	—
(Gain) loss on disposal of assets	(32.3)	32.3	c)	—	(14.3)	14.3	c)	—
Impairment expense	8.1	(8.1)	c)	—	—	—		—
Operating income (loss)	250.5	1.4		251.9	191.6	44.5		236.1
Operating income as percentage of net sales	15.6%			15.7%	12.3%			15.2%

(Gain) Loss on debt extinguishment	19.9	(19.9)	c)	—	(40.2)	40.2	c)	—
Interest expense	35.2	—		35.2	38.6	—		38.6
Interest income	(1.1)	—		(1.1)	(1.5)	—		(1.5)
Other (income) expense, net	(1.7)	(0.7)		(2.4)	(12.0)	(1.2)		(13.2)
Income (loss) from continuing operations before income taxes	198.2	22.0		220.2	206.7	5.5		212.2

Provision (benefit) for income taxes	42.6	5.6	d)	48.2	95.8	3.6	d)	99.4
Income from continuing operations	$155.6	$16.4		$172.0	$110.9	$1.9		$112.8
Net income from continuing operations as percentage of net sales	9.7%			10.7%	7.1%			7.2%

Basic earnings (loss) from continuing operations - per share	$3.15	$0.33		$3.48	$2.26	$0.04		$2.30
Diluted earnings (loss) from continuing operations - per share	$2.93	$0.32		$3.25	$2.12	$0.03		$2.15

Basic weighted-average shares	49.4				49.1
Diluted weighted-average shares	53.0				52.3

a.This adjustments is related to the foreign currency impact and inventory write-offs for Argentina and Venezuela.
b.This adjustment is related to the pension settlement costs, amortization, consultant fees, software licensing and litigation fees. The 2020 adjustment also includes CEO transition costs.
c.The adjustment amount equals the GAAP amounts.
d.The adjustment represents the net tax impact of adjusted amounts.